EXHIBIT 10.40

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

CONVERTIBLE SECURED PROMISSORY NOTE

March 15, 2023 $2,500,000

For Value Received iCoreConnect, Inc., a Nevada corporation (“Borrower”), hereby promises to pay to the order of FG Financial Group, Inc., a Nevada corporation, as administrative agent for the Lenders from time to time party to the Loan Agreement as hereinafter defined (as more particularly defined in the Loan Agreement, “Administrative Agent”), at 104 S. Walnut Street, Unit 1A, Itasca, IL 60143, or at such other place designated in writing by the Administrative Agent, the Loan Amount set forth in the attached Loan Schedule (the “Loan Schedule”), without offset, pursuant to the terms of this Secured Promissory Note (this “Note”). This Note is being issued pursuant to, and in connection with, a Loan and Security Agreement, dated as of the date hereof, by and between Borrower, Administrative Agent and the Lenders party thereto (the “Loan Agreement”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

1. Payment; Interest; Conversion.

(a) Interest. Interest shall accrue on the outstanding Loan Amount at the interest rate provided in the Loan Schedule.

(b) Payment Amounts. Borrower shall pay to Lender the appropriate Payment Amount set forth in the Loan Schedule.

(c) Maturity Date. All amounts payable under this Note shall be paid no later than the Maturity Date set forth in the Loan Schedule.

(d) Conversion. The Loan Amount plus all accrued and unpaid interest shall be subject to the conversion feature set forth in the Loan Schedule.

2. Security Interest. This Note is secured by a security interest in certain of Borrower's assets pursuant to the Loan Agreement.

2023-03-10 - Note - iCoreConnect - FGMC (execution)

1

3. Default.

(a) Events of Default. It is hereby expressly agreed by Borrower that time is of the essence hereof and that each of the following occurrences (an “Event of Default”) shall constitute a default under this Note:

(i) the failure of Borrower to pay any amounts due under this Note at the times such amounts become due or within five days thereafter pursuant to Section1 hereof, or any other breach of the terms of this Note by Borrower; or

(ii) the occurrence of any other Event of Default as defined in this Note, the Loan Agreement or any of the other Loan Documents.

4. Miscellaneous.

(a) Form of Payment. All payments due hereunder shall be made in immediately available and lawful currency of the United States of America.

(b) Governing Law. This Note, and the rights and obligations of the parties hereunder, shall be governed by, and construed and interpreted in accordance with, the laws of the State of Nevada without giving effect to the principles of conflict of laws.

(c) Captions. The section and subsection headings in this Note are included for purposes of convenience and reference only and shall not affect in any way the meaning or interpretation of this Note.

(d) Severability. If any provision of this Note is construed by a court of competent jurisdiction to be invalid, illegal or unenforceable, then the remaining provisions of this Note shall not be affected thereby and shall be enforceable without respect to such invalid, illegal or unenforceable provision.

(e) Successors and Assigns. The terms of this Note and of the other Loan Documents shall bind and inure to the benefit of the successors and assigns of the parties. The foregoing sentence shall not be construed to permit Borrower to assign the Loan except as otherwise permitted under the Loan Documents.

(f) Other Miscellaneous Provisions. The provisions included in Article X of the Loan Agreement are hereby incorporated by reference and shall apply to this Note as if set forth herein in full.

[Signature Page Follows]

2

IN WITNESS WHEREOF, Borrower has caused this Secured Promissory Note to be executed as of the day and year first written above.

Borrower:	iCoreConnect, Inc., a Nevada corporation

By:
	Name:	Robert McDermott
	Title:	CEO

SOLELY WITH RESPECT TO SECTION 1(D):

FG Merger Corp., a Delaware corporation

By:
Name:	Wes Schrader
Title:	CEO

3

Loan Schedule

iCoreConnect, Inc.

This Schedule forms an integral part of the Loan Agreement between Borrower, Administrative Agent, and the Lenders party thereto, and the Note given by Borrower in favor of the Administrative Agent, for the benefit of the Lenders.

Preamble. Loan Amount. The loan amount will be $2,500,000.00 (the “Loan Amount”), of which $2,000,000.00 (representing an original issue discount of 20%, will be advanced on the date of the Note (the “Advance”).

Section 1(a) – Interest. Interest shall accrue on the outstanding Loan Amount at a rate of 15.0% per annum. During the existence of an Event of Default, interest shall accrue at the lesser of (i) the rate of 20% per annum, or (ii) the maximum amount permitted by law.

Section 1(b) – Payment Amounts:

Borrower shall make payments of the outstanding Loan Amount and accrued and unpaid interest as follows:

•	Monthly interest-only payments; provided the Borrower may, at its option, pay such interest payment by adding such interest to the outstanding Loan Amount on such interest payment date.

•	On the Maturity Date, the entire outstanding Loan Amount and all accrued interest shall be due and payable, as calculated by the Administrative Agent.

Section 1(c) – Maturity Date: The Maturity Date shall be March 15, 2024.

Section 1(d) – Optional Conversion: Commencing September 15, 2023, at any Lender’s option, such Lender may convert its Pro Rata Share of the outstanding and unpaid Loan Amount and all accrued and unpaid interest into fully paid and non-assessable shares of Borrower common stock (“Common Stock”) at a conversion price, subject to adjustment as provided in the following paragraph, of $0.10 per share of Common Stock (the “Conversion Price”). If the issuance would result in the issuance of a fraction of a share of Common Stock, Borrower shall round such fraction of a share of Common Stock up to the nearest whole share. The conversion right granted to the Lenders in this Section is several, and not joint, and may be exercised at any time by any Lender with respect to its Pro Rata Share of the outstanding and unpaid Loan Amount and all accrued and unpaid interest.

If the Borrower, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock equivalents, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Borrower, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Borrower) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this paragraph shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

4

If, at any time while this Note is outstanding, the Borrower consummates the business combination between FG Merger Corp. (“FGMC”) and Borrower pursuant to the Merger Agreement and Plan of Reorganization by and among FG Merger Corp., FG Merger Sub Inc., and iCoreConnect, Inc. dated January 5, 2023, as such agreement may be amended from time to time (the “Business Combination”), then, upon any subsequent conversion of this Note by any Lender, the Lender shall no longer have the right to receive Common Stock upon conversion of the Note, but shall have the right to receive, for each share of Common Stock that would have been issuable upon such conversion immediately prior to the occurrence of the Business Combination, the number of shares of FGMC Common Stock receivable as a result of such Business Combination by a holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such Business Combination.

Registration Rights. At any time after the exercise of the conversion rights set forth above, upon written notice of any Lender that has exercised such conversion rights, the Borrower shall use its best efforts to  file, or cause FGMC to file, a registration statement on Form S-1, or any other appropriate form of registration statement, with the Securities and Exchange Commission (the “SEC”) as soon as practicable after receiving the written request, but in no event later than 60 days after the receipt of the request.

Registration Procedures. In connection with any registration pursuant to this Section, the Borrower or FGMC, as applicable, shall:

(i) Prepare and file with the SEC a registration statement and any amendments thereto and any other documents necessary to effect the registration of the securities of the Lender;

(ii) Use its best efforts to cause the registration statement to be declared effective by the SEC as soon as practicable;

(iii) Prepare and file with the SEC such amendments and supplements to the registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period not less than 180 days or until all securities covered by such registration statement have been sold, whichever is earlier;

(iv) Furnish to the Lender such number of copies of the registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such holder may reasonably request in order to facilitate the disposition of the securities owned by such Lender; and

(v) Take any and all other actions which may be necessary or advisable to enable the Lender to consummate the disposition of the securities owned by such holder in such jurisdictions.

The Company may require the Lender to provide information reasonably necessary to complete any registration and to execute any documents necessary to complete such registration.

All expenses incurred in connection with any registration, qualification or compliance pursuant to this Section, including, without limitation, all registration, filing, and qualification fees, printers' and accounting fees, and the fees and disbursements of counsel for the Borrower, FGMC, the Administrative Agent and the Lenders shall be borne by the Borrower.

* * * * *

5

LOAN AND SECURITY AGREEMENT

This Loan and Security Agreement (this “Agreement”) is entered into as of March 15, 2023 (the “Effective Date”), by and between iCoreConnect, Inc., a Nevada corporation (“Borrower”), FG Financial Group, Inc., a Nevada corporation, as administrative agent (in such capacity and together with its successors and permitted assigns, the “Administrative Agent”),and each lender party that executes the signature page hereto (each a “Lender” and collectively, the “Lenders”).

RECITALS

A. Each Lender desires to make available a loan (the “Loan”) to Borrower in the aggregate amount set forth in the Loan Schedule attached to the Note, to be used for the specific purposes set forth in this Agreement.

B. Each Lender has required as a condition precedent to the Loan, and Borrower has agreed to grant, the Security Interest described below.

C. The parties hereto desire to enter into this Agreement in order to memorialize, and provide the terms and conditions with respect to, the Loan.

AGREEMENTS

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Administrative Agent, Lenders and Borrower hereby agree as follows:

ARTICLE I.

DEFINITIONS AND INTERPRETATION

Section 1.01 Defined Terms. The following definitions are in addition to those stated elsewhere in this Agreement:

(a) “Administrative Agent” shall have the meaning assigned to such term in the preamble.

(b) “Borrower Parties” means Borrower.

(c) “Commitment” shall mean, with respect to each Lender, the commitment, if any, of such Lender to make Loans hereunder as set forth in Exhibit C.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Event of Default” has the meaning specified in Section 8.01.

(f) “GAAP” shall mean generally accepted accounting principles in effect from time to time in the United States.

(g) “Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, affecting any property, including any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and/or the filing of or agreement to give any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the Uniform Commercial Code or comparable law of any jurisdiction with respect to any property.

6

(h) “Loan Amount” means the aggregate outstanding amount of Loans advanced in accordance with the terms hereof.

(i) “Loan Documents” means, collectively, this Agreement, the Note, the Deposit Account Control Agreements (if any),, the Subordination Agreements, and each other agreement, document, and instrument entered into or delivered by Administrative Agent, Lender, Borrower, or their affiliates in connection with this Agreement or such agreements.

(j) “Loan Party” means Borrower and any other Person (other than Administrative Agent or any Lender) which at any applicable time becomes a party to any of the Loan Documents.

(k) “Loan Schedule” means the Loan Schedule attached to the Note.

(l) “Material Adverse Effect” means (i) the occurrence of an event or condition that would reasonably be expected to have a material adverse change in, or a material adverse effect upon, the business, operations or financial condition of the Loan Parties, taken as a whole; or (ii) a material impairment of the (A) rights and remedies (taken as a whole) of Administrative Agent or any Lender under the Loan Documents, or (B) ability of the Loan Parties (taken as a whole) to perform their obligations under the Loan Documents to which they are a party, taken as a whole, but excluding any change, occurrence or development (i) resulting from general economic conditions (including prevailing interest rates, exchange rates, commodity prices and fuel costs) or political conditions (whether as a result of acts of terrorism, war (whether or not declared), armed conflicts or otherwise), (ii) resulting from the consummation of the transactions contemplated by this Agreement, or (iii) resulting from changes in GAAP or applicable laws after the date hereof.

(m) “Note” means the Secured Promissory Note in the form attached hereto as Exhibit A issued by Borrower in favor of Administrative Agent for the benefit of the Lenders.

(n) “Option Holder” shall mean each of the Persons listed on Exhibit G-1.

(o) “Permitted Liens” shall have the meaning set forth in Section 7.04.

(p) “Person” means an individual, a corporation, a limited liability company, a limited partnership, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental, quasi-governmental, judicial or regulatory entity or any department, agency or political subdivision thereof, or any other entity.

(q) “Required Lenders” shall mean a majority-in-interest of the Lenders.

(r) “Securities Act” shall mean the Securities Act of 1933, as amended.

(s) “Solvent” means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets of such Person (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person is able to pay all liabilities of such Person as such liabilities mature and (c) such Person does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

 _____________________

1Not used.

7

(t) “Subordinated Lender” shall mean each of the Lenders listed on Exhibit F-1.

(u) “Subsidiary” means any entity 50% or more of whose voting securities are at any applicable time owned, directly or indirectly, by Borrower and/or one or more Subsidiaries of Borrower.

(v) “UCC” means the Uniform Commercial Code in effect in the state of Nevada.

(w) “Warrant Holder” shall mean each of the Persons listed on Exhibit H-1.

Section 1.02 Interpretation.

(a) Any defined term used in the plural in any Loan Document shall refer to all members of the relevant class and any defined term used in the singular shall refer to any number of the members of the relevant class.

(b) Any accounting term used and not specifically defined in any Loan Document shall be construed in conformity with, and all financial data required to be submitted under any Loan Document shall be prepared in conformity with, United States generally accepted accounting principles applied on a consistent basis.

(c) All exhibits to this Agreement, as now existing and as the same may from time to time be modified, are incorporated herein by this reference.

(d) Any reference to any Loan Document or other document shall include such document both as originally executed and as it may from time to time be supplemented, modified, amended, restated or extended. References herein to Articles, Sections and Exhibits shall be construed as references to this Agreement unless a different document is named. References to subparagraphs shall be construed as references to the same Section in which the reference appears.

(e) The term “document” is used in its broadest sense and encompasses agreements, certificates, opinions, consents, instruments and other written material of every kind. The terms “including” and “include” mean “including (include) without limitation.” The requirement that any party “deliver” any item to another party shall be construed to require that the first party “deliver or cause to be delivered” such item to the second party. The term “any,” as a modifier to any noun, shall be construed to mean “any and/or all” preceding the same noun in the plural. The terms “modify” and “modification,” when used with reference to any document or obligation, include amendments, supplements, renewals, extensions, waivers, terminations and other modifications of every kind. The terms “law” and “laws,” unless otherwise modified, mean, collectively, all federal, state and local laws, rules, regulations, codes and administrative and judicial precedents. The terms “herein,” “hereunder” and other similar compounds of the word “here” refer to the entire document in which the term appears and not to any particular provision or section of the document.

(f) Article and section headings are included in the Loan Documents for convenience of reference only and shall not be used in construing the Loan Documents.

(g) This Section 1.02 shall apply to all of the Loan Documents.

(h)        Capitalized terms not otherwise defined herein shall have the meanings set forth in the Note.

8

ARTICLE II.

THE LOAN

Section 2.01 Loan. Subject to the terms and conditions of this Agreement, each Lender agrees, severally and not jointly, to make a Loan to Borrower on the Closing Date in a principal amount equal to such Lender’s Commitment set forth in Exhibit C. Borrower’s obligation to repay the Loan shall be evidenced by the Note, all terms of which are incorporated herein by reference.

Section 2.02 Purpose of Loan. Borrower shall use the proceeds of the Loan only for the purposes set forth on Exhibit D, and for no other purpose.

Section 2.03 Payment Amounts. The Loan shall be repaid in accordance with the provisions of the payment schedule described in the Loan Schedule. All payments due hereunder shall be made in immediately available and lawful currency of the United States of America. Each such payment shall be made to an account designated by the Administrative Agent unless otherwise required herein. The Administrative Agent shall promptly distribute to each Lender any payments received by the Administrative Agent on behalf of such Lender.

Section 2.04 Interest. Interest shall accumulate on the Loan Amount from and after the Effective Date at the rate provided in the Loan Schedule.

Section 2.05 Seniority of Loan. The Loan shall be junior to the debt owing by Borrower to Element SaaS Finance (USA), LLC, a Delaware limited liability company (“Element”), pursuant to that certain Loan and Security Agreement dated February 28, 2022 by and between Element and Borrower, evidenced by that certain Secured Promissory Note dated February 28, 2022 given by Borrower in favor of Element (together with any refinancing thereof in a principal amount not to exceed the principal amount on the date hereof, the “Element Debt”), and senior to all other debt, equity or other commitments of Borrower, including but limited to any and all debt owed to the Subordinated Lenders, subject to any Permitted Liens permitted to have priority in accordance with the terms of this Agreement and applicable law.

Section 2.06 Taxes.

(a) The Administrative Agent shall provide Borrower with such forms, documents, and certifications as are reasonably necessary or advisable so as to permit Borrower to make payments under the Loan Documents without deduction or withholding. Without limiting the generality of the foregoing, the Administrative Agent shall provide Borrower, upon the issuance of the Note(s) and at such other times as Borrower may reasonably request, a validly executed and completed IRS Form W-9 or appropriate IRS Form W-8, as applicable. In the event that any Lender intends to claim exemption from withholding under Sections 871(h) or 881(c) of the Code, the Administrative Agent shall provide Borrower with documentation in form and substance reasonably satisfactory to Borrower certifying as to Lender’s entitlement to such exemption.

(b) Borrower shall be entitled to deduct and withhold any amounts otherwise payable under the Loan Documents as it is required to deduct and withhold pursuant to any provision of applicable law; provided, that if Borrower becomes aware that any payments hereunder may be subject to withholding when paid, Borrower shall provide Administrative Agent with commercially reasonably notice of such withholding obligation, so as to permit the Administrative Agent to provide Borrower with any forms or other certifications as are necessary to reduce or eliminate such withholding. To the extent that any amounts are so deducted and withheld, such amounts shall be treated as having been paid to Administrative Agent or the applicable Lender for all purposes of this Agreement.

9

ARTICLE III.

THE SECURITY INTEREST

Section 3.01 Grant of Security Interest.

(a) As security for the prompt and complete payment and performance when due of all of its obligations under this Agreement and any of the other Loan Documents (collectively, the “Obligations”), Borrower hereby grants to Administrative Agent, for the benefit of the Lenders, a continuing security interest (the “Security Interest”) in all of the right, title and interest of Borrower in, whether now existing or hereafter from time to time acquired, all of the assets of Borrower currently owned or acquired hereafter (the “Collateral”); provided that the Collateral shall not include any Excluded Property (as defined herein or in any Loan Document). Collateral includes, but is not limited to the following:

(i) All of Borrower’s accounts, accounts receivables, contract rights, and general intangibles, including, without limitation, any and all franchise rights, leasehold interests, rights as lienholder, all present and future income, revenues, profits, rents, and causes of action, promissory notes, instruments, proceeds, and any other right to payment, including without limitation, payment of insurance proceeds, refunds, rebates, and credits, payments due under warranties or guarantees, and payment due for condemnation of property, goodwill, trademarks, trade names, trade secrets, patents, patent rights, licensing rights and income, royalties, copyrights, customer lists, business, accounting and customer records, including electronically stored data and metadata;

(ii) All goods, including, without limitation, equipment, machinery, tools, materials, parts and supplies, furniture, furnishings, computers and related accessories and equipment, appliances, and vehicles of all kinds;

(iii) All inventory, including without limitation, all merchandise and goods held for sale or lease, promotional catalogs and marketing materials, and all parts and supplies of all kinds;

(iv) All documents, deposit accounts, negotiable and nonnegotiable instruments, chattel paper, stocks, bonds, securities and investment property of any kind, documents of title, moneys held or to be collected, and letters of credit;

(v) All owned and leased real property; and

(vi) All proceeds from any of the assets and property described above, including without limitation, insurance proceeds, awards in any eminent domain proceeding or settlement, proceeds of any noncommercial tort cause of action or settlement, and all replacements, substitutions, returns, additions, or renewals of same.

(b) The Security Interest granted to Administrative Agent under this Agreement extends to all Collateral of the kind described in preceding clause (a) which Borrower may acquire at any time during the continuation of this Agreement.

Section 3.02 Reserved.

10

Section 3.03     Special Provisions Regarding Intellectual Property. If Borrower owns any registered trademarks or patents, the special provisions related to trademarks and patents set forth in Exhibit B apply and are hereby incorporated by reference.  The security interest granted herein shall not extend to and the term “Collateral” shall not include the following “Excluded Property”:  (a) intellectual property in relation to which any applicable law or regulation, or any agreement with a domain name registrar or any other Person entered into by the Borrower in the ordinary course of business and existing on the Effective Date, prohibits the creation of a security interest therein or would otherwise invalidate such Borrower’s right, title or interest therein or (b) any United States intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability, or resulting in the voiding, of such intent-to-use trademark application or any registration issuing therefrom under applicable federal law.

Section 3.04     Protection of Security Interest. Borrower will do nothing to materially impair the rights of the Administrative Agent in the Collateral. Borrower shall not sell, convey or otherwise transfer all or any part of the Collateral or any rights therein, other than the sale of Collateral or rights to use the Borrower’s products and services (for example, but without limitation, membership agreements, subscription agreements, SaaS agreements or end-user licenses to customers), in each case in the ordinary course of Borrower’s business. Borrower will at all times keep the Collateral insured as required by Section 6.05. Borrower assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of Borrower to pay its Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to Borrower.

Section 3.05     Further Actions. Borrower will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Administrative Agent from time to time such lists, descriptions and designations of its Collateral, mortgages, deeds of trust, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which the Administrative Agent deems reasonably necessary to perfect, preserve or protect its security interest in the Collateral.

Section 3.06     Financing Statements. Borrower agrees to execute and deliver to the Administrative Agent such financing statements, including recordations in the applicable Patent and Mark registries, in form acceptable to the Administrative Agent, as the Administrative Agent may from time to time reasonably request or as are necessary in the opinion of the Administrative Agent to establish and maintain a valid, enforceable and perfected security interest in the Collateral as provided herein and the other rights and security contemplated herein, all in accordance with the UCC or any other applicable law. Borrower will pay any applicable filing fees and related expenses. Borrower hereby authorizes the Administrative Agent to file any such financing statements or recordations without the signature of Borrower.

Section 3.07     Chief Executive Office; Records. Borrower shall not establish a new location for its chief executive offices unless and until (a) it shall have given to the Administrative Agent not more than thirty (30) business days’ notice thereafter, clearly describing such new location and providing such other information in connection therewith as Administrative Agent may reasonably request, and (b) with respect to such new location, it shall have taken all action, reasonably satisfactory to the Administrative Agent, to maintain the security interest of Administrative Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

Section 3.08     Location of Collateral. Borrower agrees that all tangible Collateral having an aggregate value in excess of $250,000 now held or subsequently acquired by it shall be kept at (or shall be in transport to) its chief executive office, any third-party, data centers, or any other third-party location as to which Borrower has notified the Administrative Agent from time to time. Borrower may establish one or more new locations for such tangible Collateral only if (a) it shall have given to the Administrative Agent written notice within thirty (30) business days of selecting such new location(s), clearly describing such new location and providing such other information in connection therewith as the Administrative Agent may reasonably request, and (b) with respect to such new location, it shall have taken all action reasonably satisfactory to Administrative Agent to maintain the security interest of Administrative Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

Section 3.09     Recourse. This Agreement is made with full recourse to Borrower and pursuant to and upon all the warranties, representations, covenants and agreements on the part of Borrower contained herein, and otherwise in the Loan Documents.

11

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

Borrower makes the following representations and warranties to the Administrative Agent and the Lenders, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the full and final payment, satisfaction and discharge of all Obligations of Borrower to Lenders under this Agreement, the Notes, and the other Loan Documents.

Section 4.01 Legal Status. Borrower is a corporation, duly existing and in good standing under the laws of the State of Nevada, and is qualified or licensed to do business (and is in good standing as a foreign corporation, if applicable) in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a Material Adverse Effect. The primary mailing address of Borrower is set forth on the signature page hereto.

Section 4.02 Authorization and Validity. This Agreement and the other Loan Documents to which each Borrower Party is a party have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of such Borrower Party, enforceable against such Borrower Party in accordance with their respective terms.

Section 4.03 Necessary Filings. All filings, registrations and recordings (including the recordation of the security interest granted hereunder in Patents and Marks (both as defined in Exhibit B hereto) in the applicable U.S. patent or trademark registries) necessary or appropriate to create, preserve, protect and perfect the security interest granted by Borrower Parties to the Administrative Agent hereby in respect of the Collateral in U.S. jurisdictions have been accomplished (or will be accomplished upon the appropriate filings reasonably requested by the Administrative Agent, which Borrower hereby authorizes the Administrative Agent to make) and the security interest granted to the Administrative Agent pursuant to this Agreement in and to the Collateral constitutes a valid and enforceable perfected (provided the foregoing perfection actions have been taken) security interest therein superior and prior to the rights of all other persons therein (other than to Permitted Liens permitted to have priority in accordance with the terms hereof) and subject to no other Liens other than Permitted Liens and is entitled to all the rights, priorities and benefits afforded by the UCC.

Section 4.04 No Violation. The execution, delivery and performance by each of the Borrower Parties of each of the Loan Documents to which it is a party does not violate any provision of any material law or regulation, or contravene any material provision of such Borrower Party’s articles of incorporation, bylaws, charter, or other governing documents or result in any breach of or default under any material contract, obligation, indenture or other instrument to which such Borrower Party is a party or by which such Borrower Party may be bound.

Section 4.05 Litigation. There are no pending, or to the best of each Borrower Party’s knowledge threatened, actions, claims, investigations, suits or proceedings by or before any governmental authority, arbitrator, court or administrative agency which could have a Material Adverse Effect other than those disclosed by such Borrower Party to the Lenders in writing prior to the Effective Date or from time to time in accordance with Section 6.06.

Section 4.06     No Subordination. Other than pursuant to this Agreement with respect to the Element Debt, there is no material agreement, indenture, contract or instrument to which Borrower is a party or by which any Borrower Party may be bound that requires the subordination in right of payment of any of such Borrower Party’s Obligations subject to any Loan Document or to any other obligation of such Borrower Party other than those disclosed by such Borrower Party to Lender in writing prior to the Effective Date.

12

Section 4.07 Permits and Franchises; Intellectual Property. Each Borrower Party possesses, and will hereafter possess, all permits, franchises and licenses required and rights to all trademarks, trade names, patents, fictitious names, if any, and other intellectual property necessary to enable it to conduct the business in which it is now engaged in compliance with applicable law, and without conflict with the rights of others except for such permits, franchises, licenses and rights to intellectual property the failure of which to possess or otherwise have the right to use would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 4.08 Other Obligations.

(a) No Borrower Party has any obligations for borrowed money or any purchase money obligations except for the Permitted Indebtedness.

(b) No Borrower Party is in default on any obligation for borrowed money or any purchase money obligation or any other material lease, commitment, contract, instrument or obligation, except to the extent such default, individually or in the aggregate; would not be expected to have a Material Adverse Effect.

(c) Marlin provides Borrower with equipment financing for Borrower’s cubicles (the “Marlin Debt”). Borrower has granted Marlin with a security interest solely in Borrower’s cubicles and in no other Collateral.

Section 4.09 Reserved.

Section 4.10 Reserved.

Section 4.11 Borrower Parties. Borrower has the knowledge necessary to make these representations and warranties regarding each Borrower Party. Borrower has the authority to commit to providing any report, information or document related to any other Borrower Party required by this Agreement.

Section 4.12 Use of Proceeds. All proceeds of the Loan shall be used by Borrower solely in the manner set forth in Section 2.02. Without limiting the scope of the immediately preceding sentence, Borrower understands and agrees NOT to use the proceeds of the Loan for personal, family, or household purposes. Borrower further understands that there are certain important duties imposed upon entities making loans to consumers for personal, family, or household purposes, and certain important rights conferred upon consumers, pursuant to federal or state law and that all of those laws, rules, and regulations concerning consumer loans do NOT apply to the Loan or this Agreement. Borrower hereby confirms that it has consulted with its own attorney or has had a fair opportunity to consult with an attorney, concerning this matter and that Borrower’s counsel has explained to Borrower or Borrower understands that these rules, regulations, and laws concerning consumer loans do not apply to the Loan or this Agreement. Borrower also understands that the Administrative Agent and the Lenders will be unable to confirm whether Borrower’s actual use of the proceeds of the Loans conforms to the requirements of this Section 4.12. Borrower agrees that a breach by Borrower of the provisions of this Section 4.12 shall not affect Administrative Agent’s or any Lender’s right to: (a) enforce Borrower’s promise to pay all amounts owed under this Agreement, regardless of Borrower’s actual use of the proceeds of the Loan; or (b) use any remedy legally available to Administrative Agent or any Lender, even if that remedy would not have been available had the Loan been made for consumer or personal purposes.

Section 4.13 Reserved.

Section 4.14 Solvency. Borrower, taken as a whole, is Solvent. No transfer of property is being made by any Loan Party or any Subsidiary and no obligation is being incurred by any Loan Party or any Subsidiary in connection with the transactions contemplated by this Agreement or the Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Loan Party or any Subsidiary.

Exhibits. Exhibits F-1, G-1 and H-1 to this Agreement are true, accurate and complete in all respects. None of the information set forth in Exhibits F-1, G-1 or H-1 contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements contained herein, and therein, in light of the circumstances in which they are made, not misleading.

13

ARTICLE V.

CONDITIONS PRECEDENT

Section 5.01 Conditions to Funding. The obligation of any Lender to make the Loan contemplated by this Agreement is subject to the fulfillment to such Lender’s satisfaction of all of the following conditions:

(a) Representations and Warranties of Borrower. The representations and warranties of the Borrower contained in this Agreement, the Loan Documents and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).

(b) Covenants. The Borrower shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the Loan Documents to be performed or complied with by them prior to or on the Closing Date.

(c) No Action. No action, investigation, suit or proceeding at law or in equity or before any arbitrator or governmental authority shall have been commenced against Borrower, Administrative Agent or any Lender which would prevent the Closing. No injunction or restraining order shall have been issued by any governmental authority, and be in effect, which restrains or prohibits any transaction contemplated hereby.

(d) No Material Adverse Effect. From the date of this Agreement, there shall not have occurred any Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in a Material Adverse Effect.

(e) Documentation. The Administrative Agent and each Lender shall have received, in form and substance satisfactory to the Administrative Agent and each Lender, each of the following, duly executed:

(i) this Agreement;

(ii) the Note;

(iii) a Subordination Agreement, in the form attached hereto as Exhibit E (the “Senior Debt Subordination Agreement”), pursuant to which the Administrative Agent and each of the Lenders agrees to subordinate all of their Obligations from Borrower to Borrower’s debt obligations to Element.

(iv) a Subordination Agreement, in the form attached hereto as Exhibit F (the “Junior Debt Subordination Agreement”), pursuant to which each of the Subordinated Lenders agrees to subordinate all of their debt obligations from Borrower to Borrower’s Obligations to Lenders;

14

(v) an Extension Amendment to Promissory Note, in the form attached hereto as Exhibit F-2 (the “Note Extension”), pursuant to which certain of the Subordinated Lenders as set forth in Exhibit F-1 agrees to extend the maturity date of all of their debt obligations from Borrower;

(vi) an Amendment to Option Grant Certificate, in the form attached hereto as Exhibit G (the “Option Amendment”), pursuant to which each Option Holder agrees to amend the terms of Borrower’s obligations pursuant to the option granted to such Option Holder;

(vii) an Amendment to Common Stock Purchase Warrant, in the form attached hereto as Exhibit H (the “Warrant Amendment”), pursuant to which each Warrant Holder agrees to amend the terms of Borrower’s obligations pursuant to the warrant granted to such Warrant Holder;

(viii) with respect to Borrower, an Officer’s Certificate in the form attached as Exhibit I (the “Officer’s Certificate”) or in such form as Administrative Agent or Lenders may reasonably require to establish the due organization, valid existence and good standing of such party, its qualification to engage in business in each jurisdiction in which it is engaged in business or required to be so qualified, its authority to execute, deliver and perform any Loan Documents to which it is a party, and the identity, authority and capacity of each responsible official thereof authorized to act on its behalf, including certified copies of charters and amendments thereto, bylaws and amendments thereto, and operating agreements and amendments thereto, certificates of good standing and/or qualifications to engage in business, certified entity resolutions, incumbency certificates, certificates of responsible officials, and the like;

(ix) with respect to each Loan Party, such documentation as Administrative Agent or Lenders may require to establish the due organization, valid existence and good standing of such party, its qualification to engage in business in each jurisdiction in which it is engaged in business or required to be so qualified, its authority to execute, deliver and perform any Loan Documents to which it is a party, and the identity, authority and capacity of each responsible official thereof authorized to act on its behalf, including certified copies of charters and amendments thereto, bylaws and amendments thereto, and operating agreements and amendments thereto, certificates of good standing and/or qualifications to engage in business, certified entity resolutions, incumbency certificates, certificates of responsible officials, and the like; and

(x) such other certificates, documents, instruments, consents and opinions as Administrative Agent or Lenders may require.

(f) No Event of Default. No Event of Default, and no event or act which with the giving of notice or the passage of time or both would constitute an Event of Default, shall have occurred hereunder.

Section 5.02 Termination. If the conditions set forth in Section 5.01 are not met on or prior to the 15th day after the date of this Agreement, the Administrative Agent may terminate this Agreement upon 3 days’ written notice. The provisions of Article X, below, shall survive any such termination.

15

ARTICLE VI.

AFFIRMATIVE COVENANTS

Borrower covenants that so long as Lenders remain committed to make the Loan to Borrower pursuant hereto, or any liabilities (whether liquidated or unliquidated) of Borrower to Lenders under any of the Loan Documents remain outstanding, and until payment in full of all Obligations (other than contingent indemnity obligations) of Borrower subject hereto, Borrower shall, and as applicable shall ensure that each other Borrower Party shall, unless the Administrative Agent otherwise consents in writing:

Section 6.01 Punctual Payments. Punctually pay all principal, interest, fees or other liabilities due under any of the Loan Documents at the times and places and in the manner specified therein.

Section 6.02 Accounting Records. Maintain adequate books and records in accordance with generally accepted accounting principles consistently applied, and permit the Administrative Agent, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same, and to inspect the properties of Borrower.

Section 6.03 Reserved.

Section 6.04 Compliance with Laws. Preserve and maintain all material licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business; conduct its business in an orderly and regular manner; and comply in all material respects with the provisions of all material documents pursuant to which it is organized and/or which govern its continued existence and with the requirements of all material laws, rules, regulations and orders of any governmental authority applicable to it and/or its business.

Section 6.05 Insurance. Maintain and keep in force, with insurance companies that the Borrower believes (in the good faith judgment of the management of the Borrower) are financially sound reputable insurance companies that are not affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily (in the determination of the Borrower) insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily (in the determination of the Borrower) carried under similar circumstances by such other Persons and shall deliver to the Administrative Agent, from time to time at the Administrative Agent’s request (which, if no Event of Default shall have occurred and be continuing, shall be limited to once per calendar year), a report showing the insurance policies and coverages then in effect.

Section 6.06 Facilities. Keep all properties materially useful or necessary to keep its business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that such properties shall be fully and efficiently preserved and maintained, except in each case to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 6.07 Taxes and Other Obligations; Tax Returns. Pay and discharge when due any and all material assessments and material taxes, both real or personal, except such (a) as a Borrower Party may in good faith contest or as to which a bona fide dispute may arise, and (b) for which a Borrower Party has made provision for eventual payment thereof in the event such Borrower Party is obligated to make such payment.

Section 6.08 Reserved.

Section 6.09 Notices to Administrative Agent. Promptly (but in no event more than five (5) business days after the occurrence of each such event or matter) give written notice to the Administrative Agent in reasonable detail of: (a) the occurrence of any Event of Default, or any condition, event or act which with the giving of notice or the passage of time or both would constitute an Event of Default; (b) any change in the name or the organizational structure of Borrower, Borrower Party or any other Loan Party, except as contemplated by that certain Merger Agreement and Plan of Reorganization, dated as of January 5, 2023, by and among Borrower, FG Merger Corp. and FG Merger Sub Inc.; (c) any termination or cancellation of any insurance policy which Borrower is required to maintain, or any material uninsured or partially uninsured loss through liability or property damage, or through fire, theft or any other cause affecting any Borrower Party’s property; (d) the acquisition by any Borrower Party of any other Loan Party or Subsidiary or other affiliate; or (e) the occurrence of any material default described in Section 8.01(e) and (f).

16

ARTICLE VII.

NEGATIVE COVENANTS

Borrower further covenants that so long as any Lender remains committed to make the Loan to Borrower pursuant hereto, or any liabilities (whether liquidated or unliquidated) of Borrower to any Lender under any of the Loan Documents remain outstanding, and until payment in full of all Obligations (other than contingent indemnity obligations) of Borrower subject hereto, Borrower will not, and as applicable shall ensure that each other Borrower Party shall not, without the Administrative Agent’s prior written consent:

Section 7.01 Other Indebtedness. Create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, direct or contingent, liquidated or unliquidated, joint or several, which is senior to the Loan, except:

(a) the liabilities of Borrower to Lenders;

(b) trade indebtedness incurred in the ordinary course of business;

(c) the liabilities of any Borrower Party subordinated to the Loan pursuant to the Subordination Agreements;

(d) unsecured indebtedness to employees for payroll, expense reimbursements or similar obligations incurred in the ordinary course of business;

(e) indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

(f) indebtedness secured by Liens permitted under Sections 7.04(a)-(c) hereof;

(g) the Element Debt

(h) the Marlin Debt; and

(i) indebtedness provided by a Borrower Party or any Subsidiary to any Subsidiaries.

Each of the foregoing, collectively, “Permitted Indebtedness”)

Section 7.02 Reserved.

Section 7.03 Reserved.

Section 7.04 Liens. Mortgage, pledge, grant or permit to exist a security interest in, or Lien upon, all or any portion of its assets now owned or hereafter acquired, except for the following (such Liens “Permitted Liens”):

(a) Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which such Borrower Party maintains adequate reserves on its books, provided that no notice of any such Lien has been filed or recorded under the Code, and the Treasury Regulations adopted thereunder;

17

(b) purchase money Liens (i) on equipment acquired or held by such Borrower Party incurred for financing the acquisition of the equipment securing no more than $50,000 in the aggregate amount outstanding, or (ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;

(c) Liens of carriers, warehousemen, suppliers, mechanics, contractors or other persons that are possessory in nature arising in the ordinary course of business;

(d) Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under Section 8.01;

(e) Liens in connection with the Element Debt; and

(f) Liens securing the liabilities of any Borrower Party subordinated to the Loan pursuant to the Subordination Agreements.

Section 7.05 Restricted Payments. At any time (a) declare or pay or make any form of dividend or distribution other than dividends or distributions to equity holders (such term to include, without limitation, all members of Borrower) to meet their (or their respective equity holders) tax obligations on income realized by such holders (or their respective equity holders) attributable solely to such holders’ investment in Borrower in a timely manner; (b) except as authorized in Section 2.02, make any payments of any indebtedness subordinated to the Obligations due to Lenders or otherwise redeem, repurchase or retire any instrument evidencing such amount, or reduce or terminate any commitment in respect of such indebtedness, in each case except pursuant to the provisions of an intercreditor agreement acceptable to the Administrative Agent; or (c) redeem, repurchase, or retire any capital stock or other equity, in each case for cash.

Section 7.06 Reserved.

Section 7.07 Reserved.

Section 7.08 Limitations on Investments. Other than as set forth in Section 2.02, purchase, own, invest in, or otherwise acquire, directly or indirectly, any equity securities, any interests in any partnership or joint venture (including the creation or capitalization of any subsidiary), evidence of indebtedness or other obligation or security, substantially all or a portion of the business or assets of any other person or entity, or any other investment or interest whatsoever in any other person or entity, or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any person or entity other than: (a) the extension of trade credit in the ordinary course of business and consistent with past practices; and (b) deposits with banks or other financial institutions.

Section 7.09 No Transactions Prohibited by ERISA; Unfunded Liability. Directly or indirectly

(a) engage in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in sections 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

18

(b) permit to exist with respect to any Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Internal Revenue Code) whether or not waived;

(c) fail to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Plan;

(d) terminate any Plan where such event would result in any liability of Borrower, any Subsidiary of Borrower, or any of their ERISA Affiliates under Title IV of ERISA which was not paid in connection with such termination;

(e) fail to make any required contribution or payment to any Multiemployer Plan;

(f) fail to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment;

(g) amend a Plan resulting in an increase in current liability for the Plan year such that Borrower, any Subsidiary of Borrower, or any of their ERISA Affiliates is required to provide security to such Plan under Section 401(a)(29) of the Internal Revenue Code; or

(h) withdraw from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of such entity under Title IV of ERISA;

any of which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

19

ARTICLE VIII.

EVENTS OF DEFAULT

Section 8.01 Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Agreement:

(a) Borrower shall fail to pay within five (5) business days of when due any principal, interest, fees or other amounts payable under the Note any Loan Document.

(b) Any financial statement or certificate furnished to Administrative Agent in connection with, or any representation or warranty made by Borrower or any other Loan Party under this Agreement or any other Loan Document shall prove to be incorrect, false or misleading in any material respect when furnished or made and is incapable of cure or, if capable of cure, is not cured within ten (10) business days after Borrower’s receipt of a notice of default with respect to the same.

(c) Borrower shall fail to comply with any material term, covenant or condition contained in this Agreement or any of the other Loan Documents that is incapable of cure or, if capable of cure, is not cured within 10 days after Borrower’s receipt of a notice of default with respect to the same.

(d) Any default by Borrower or any Loan Party in the payment or performance of any obligation, or any defined event of default, under the terms of any contract or instrument (excluding any of the Loan Documents, which are provided for separately herein) pursuant to which Borrower or any other Loan Party has incurred any debt or other liability to any of the Lenders that is incapable of cure or, if capable of cure, is not cured within 10 days after Borrower’s receipt of a notice of default with respect to the same.

(e) Any default by Borrower or any Loan Party in the payment or performance of any obligation, or any defined event of default, under the terms of any contract or instrument pursuant to which Borrower or any other Loan Party has incurred any debt or other liability to any Person, whether such debt or other liability shall be for borrowed money, the purchase or lease of property or the guaranty of any present or future indebtedness for borrowed money or the purchase or lease of property, on its part to be paid and the effect of such default is to cause, or to permit such Person to cause, such debt or other liability to become due prior to any stated maturity.

(f) The (i) filing of a notice of judgment Lien against Borrower or any other Loan Party; or the recording of any abstract of judgment against Borrower or any other Loan Party in any county in which Borrower or such Loan Party has an interest in real property; or (ii) the service of a notice of levy and/or of a writ of attachment or execution, or other like process, against the assets of Borrower or any other Loan Party; or (iii) the entry of a judgment against Borrower or any other Loan Party in an aggregate amount in excess of $50,000 that is not covered by insurance; provided, however, that such judgments, Liens, levies, writs, executions and other process involve debts of or claims against Borrower or such Loan Party that, within twenty (20) business days after the creation thereof, or at least ten (10) business days prior to the date on which any assets could be lawfully sold in satisfaction thereof, are not satisfied are stayed pending appeal or insured against in a manner reasonably satisfactory to the Administrative Agent. For the avoidance of doubt, the foregoing shall not apply to any judgements related to the lawsuit filed with the Circuit Court of the Ninth Judicial Circuit for Orange County, Florida styled Samuel B. Fortenbaugh III v. iCoreConnect, Inc.

20

(g) Borrower or any other Loan Party shall no longer be Solvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; Borrower or any other Loan Party shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under any law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to any applicable law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower or any other Loan Party and is not dismissed within sixty (60) days of the filing thereof, or Borrower or any such Loan Party shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or Borrower or any other Loan Party shall be adjudicated a bankrupt, or an order for relief shall be entered against Borrower or any other Loan Party by any court of competent jurisdiction under any applicable law relating to bankruptcy, reorganization or other relief for debtors.

(h) [Intentionally Deleted].

(i) A change of management of Borrower such that its management is cumulatively and materially different than as of the Closing Date, without the consent of the Administrative Agent, which shall not be unreasonably withheld provided the Borrower presents to Administrative Agent prior to such change its business plan and rationale for such change.

(j) Events or circumstances, individually or in the aggregate, that shall have or shall reasonably be expected to have a Material Adverse Effect on the Borrower.

(k) The dissolution or liquidation of Borrower or any other Loan Party or any of their directors, managers, stockholders or members shall take action seeking to effect the dissolution or liquidation of Borrower or such Loan Party.

(l) The actual or attempted revocation or termination of, or limitation or denial of liability under this Agreement or any other Loan Document by any Loan Party hereunder or any other Loan Document.

21

ARTICLE IX.

REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT

Section 9.01 Rights in Event of Default.

(a) Rights and Remedies. The Administrative Agent shall have, for the benefit of the Lenders, the following rights, privileges, powers and remedies whenever any Event of Default shall occur subject in all instances to the approval of the Administrative Agent:

(i) the entire outstanding Loan Amount and all accrued and unpaid interest (A) may, at the option of the Administrative Agent, be declared to be immediately due and payable without demand or additional notice of any kind to Borrower or any other person; and (B) shall, if the relevant Event of Default arises from the insolvency of Borrower, become due and payable immediately and without demand or notice of any kind to Borrower or any other person;

(ii) The Administrative Agent shall have, for the benefit of the Lenders and in addition to the rights, privileges, powers and remedies set forth herein, any and all rights, powers, privileges, options and remedies available at law or in equity and as provided in any of the other Loan Documents, including the right to resort to any or all security for the Loan and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law.

(b) Costs of Collection; Attorneys’ Fees. Upon the occurrence of an Event of Default, Borrower shall, and expressly agrees to, pay all costs of collection and enforcement of every kind, including without limitation, all reasonable and documented attorneys’ fees, court costs whether or not ordinarily recoverable or taxable. The occurrence of an Event of Default shall constitute a default under this Agreement, the Note, and each of the other Loan Documents.

(c) Cumulative Remedies; No Waiver. The rights, powers, privileges, options and remedies of the Administrative Agent and the Lenders as provided in this Agreement shall be cumulative and concurrent, and may be pursued singly, successively or together at the sole discretion of the Administrative Agent, and may be exercised as often as occasion therefor shall occur. No delay or discontinuance in the exercise of any right, power, privilege, option or remedy hereunder shall be deemed a waiver of such right, power, privilege, option or remedy, nor shall the exercise of any right, power, privilege, option or remedy be deemed an election of remedies or a waiver of any other right, power, privilege, option or remedy. Acceleration of indebtedness due hereunder, once claimed hereunder by the Administrative Agent, may, at the Administrative Agent’s option, be rescinded by written acknowledgment to that effect by the Administrative Agent, but the tender and acceptance of partial payment or partial performance alone shall not, by itself, in any way affect or rescind such acceleration. The Administrative Agent and the Lenders shall not by any acts of omission or commission be deemed to waive any rights or remedies hereunder unless such waiver is in writing and signed by the Administrative Agent, and then only to the extent specifically set forth therein. A waiver of one event shall not be construed as continuing or as a bar to or waiver of such right or remedy on a subsequent event.

(d) Borrower Waiver of Presentment, Demand, Notices. Borrower waives presentment for payment, demand, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest and protest of the Note or Loan, notice of intent to accelerate, notice of acceleration of maturity, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of the Loan, except as otherwise provided herein, and agrees that its liability hereunder shall be without regard to the liability of any other party and shall not be in any manner affected by any indulgence, extension of time, renewal or waiver granted or consented to by the Administrative Agent, and Borrower consents to any and all extensions of time, renewals or waivers that may be granted by the Administrative Agent with respect to the payment or other provisions of the Note or the Loan, and to the release of any collateral given to secure the payment hereof, or any part thereof, with or without substitution, and agrees that additional Borrowers or the guarantors may become parties hereto without notice to any of them or affecting any of their liability hereunder.

Section 9.02 Remedies Cumulative. The rights, powers and remedies herein or in any other Loan Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent or the Lenders would otherwise have. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

Section 9.03 Discontinuance of Proceedings. In the case that the Administrative Agent or the Lenders shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Administrative Agent or the Lenders, then and in every such case Borrower, Administrative Agent, Lenders and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Administrative Agent and the Lenders shall continue as if no such proceeding had been instituted.

22

ARTICLE X.

MISCELLANEOUS

Section 10.01 Administrative Agent.

(a) Each of the Lenders hereby irrevocably appoints the Administrative Agent its agent and authorizes the Administrative Agent to take such actions on its behalf, including the execution of the other Loan Documents, and to exercise such powers as are delegated to such Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Administrative Agent is hereby expressly authorized by the Lenders to execute any and all documents (including without limitation releases) with respect to the Collateral and the rights of the Lenders with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Loan Documents. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b)   The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.

(c)   The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders, (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to the Borrower, any Borrower Party or any Loan Party, or any of their respective affiliates, that is communicated to or obtained by the Administrative Agent in any capacity; provided that the Administrative Agent shall not be required to take any action that, in its reasonable opinion or the reasonable opinion of its counsel, may expose the Administrative Agent to liability (which is not indemnified) or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law and (d) the Administrative Agent shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any Borrower Party, any Loan Party, or any of their respective affiliates, that is communicated to or obtained by the Administrative Agent or any of its affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own (or its affiliates) gross negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall not be deemed to have knowledge of any Event of Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral or (vi) the satisfaction of any condition set forth in Article V or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

23

(d)   The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(e)   The Administrative Agent may perform any and all its duties and exercise its rights and powers under any Loan Document by or through any one or more sub-agents appointed by it. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective affiliates. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the affiliates of the Administrative Agent in such capacity and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the term facility provided for herein as well as activities as Administrative Agent.

(f)   Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the consent (not to be unreasonably withheld or delayed) of the Borrower, to appoint a successor; provided that during the existence and continuance of an Event of Default no such consent of the Borrower shall be required. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent with the prior consent (not to be unreasonably withheld or delayed) of the Borrower; provided that during the existence and continuance of an Event of Default no such consent of the Borrower shall be required. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.  After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 10.11 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective affiliates in respect of any actions taken or omitted to be taken by any of them while acting as Administrative Agent.  In addition, notwithstanding the effectiveness of a resignation by the Administrative Agent hereunder, (a) the retiring Administrative Agent may, in its sole discretion, continue to provide the services of the Administrative Agent solely with respect to administering, collecting and delivering any payments of principal, interest, fees, premium or other amounts in respect of the Loans and maintaining the books and records relating thereto (such Administrative Agent acting in such capacity, the “Paying Agent”), (b) the term “Administrative Agent” when used in connection with any such functions shall be deemed to mean such retiring Administrative Agent in its capacity as the Paying Agent and (c) such retiring Administrative Agent shall, in its capacity as the Paying Agent, continue to be vested with and enjoy all of the rights and benefits of an Administrative Agent hereunder.  With effect from the Resignation Effective Date, (1) the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents and (2) except for any indemnity payments owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through such Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent (other than any rights to indemnity payments owed to the retiring Administrative Agent), and the retiring Administrative Agent shall be discharged, to the extent not already discharged, from all of its duties and obligations hereunder or under the other Loan Documents.  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation under the Loan Documents, the provisions of this Article and Sections 10.04 and 10.11 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective affiliates in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as an Agent.

24

(g)   Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their respective affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their respective affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

(h)   In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to Borrower or any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise: (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts earned, due and payable to the Lenders and the Administrative Agent under Section 10.04 allowed in such judicial proceeding; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and their respective agents and counsel, and any other amounts due the Administrative Agent under Section 10.04.

(i)    The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion: (a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon payment in full of all Obligations, (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted under the Loan Documents, or (iii) if approved, authorized or ratified in writing by the Required Lenders; (b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Permitted Lien on such property; (c) to release any Borrower Party or Loan Party from its Obligations under the Loan Documents if such Person ceases to be a subsidiary of the Borrower as a result of a transaction permitted under the Loan Documents; and (d) to enter into each Loan Document (including the Subordination Agreements) and any customary intercreditor agreements as required herein for the benefit of the Lenders and the Lenders hereby agree to be bound thereby.

(j)    Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or the Administrative Agent’s authority to subordinate its interest in particular types or items of Collateral or other property.

(k)   The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

(l)    To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax.  If the Internal Revenue Service or any other governmental authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding tax ineffective or for any other reason, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.

25

Section 10.02 No Waiver. No delay, failure or discontinuance of Lenders in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Lenders of any breach of or default under any of the Loan Documents must be in writing and shall be effective only to the extent set forth in such writing.

Section 10.03 Notices. All notices permitted or required by this Agreement shall be in writing, and shall be deemed to have been delivered and received (a) when personally delivered, (b) on the fifth (5th) business day after the date on which deposited in the United States mail, postage prepaid, certified or registered mail, return receipt requested, (c) on the date on which transmitted by facsimile or email or other electronic means producing a tangible receipt evidencing a successful transmission, or (d) on the next business day after the date on which deposited with a nationally-recognized private courier (e.g., FedEx, UPS, DHL, etc.) for overnight delivery, addressed to the party for whom intended at the mailing address, email address, or facsimile number set forth on the signature page of this Agreement for such party, or such other mailing address, email address, or facsimile number, notice of which has been delivered in a manner permitted by this Section 10.03.

Section 10.04 Costs, Expenses and Attorneys’ Fees. Borrower shall pay to Administrative Agent or Lenders within thirty (30) days of delivery of an invoice therefor the full amount of all reasonable and documented out-of-pocket payments, advances, charges, costs and expenses, including reasonable and documented attorneys’ fees incurred by Administrative Agent or Lenders in connection with (a) the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated); (b) the enforcement of Administrative Agent’s or Lenders’ rights and/or the collection of any amounts which become due to Administrative Agent or Lenders under any of the Loan Documents; and (c) the prosecution or defense of any action in any way related to any of the Loan Documents, including any action for declaratory relief, and including any of the foregoing incurred in connection with any bankruptcy proceeding relating to Borrower or any other Loan Party.

Section 10.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties.

Section 10.06 Entire Agreement; Amendment. This Agreement and the other Loan Documents constitute the entire agreement between Borrower and Lenders with respect to the Loan and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. This Agreement may be amended or modified only by a written instrument executed by each party hereto.

Section 10.07 No Third Party Beneficiaries. This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and, subject to Section 10.12, no other Person shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.

Section 10.08 Time of the Essence. Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents.

Section 10.09 Usury Savings Clause; Severability.

(a) Borrower and Lenders intend to contract in compliance with all applicable usury laws governing the Loan made hereunder. Borrower and Lenders agree that none of the terms of this Agreement or the Note shall be construed as a contract for, or requirement to pay interest at a rate in excess of, the maximum interest rate allowed by any applicable usury laws. If Lenders receive sums which constitute interest that would otherwise increase the effective interest rate on the Loan to a rate in excess of that permitted by any applicable law, then all such sums constituting interest in excess of the maximum lawful rate shall at Lenders’ option either be credited to the payment of principal or returned to Borrower. The provisions of this paragraph control the other provisions of this Agreement, the Note and any other agreement between Borrower and Lenders.

26

(b)        In addition, and without duplication, if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

Section 10.10   Counterparts. This Agreement may be executed in counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Agreement.

Section 10.11 Choice of Law; Consent to Jurisdiction. This Agreement and the other Loan Documents shall be construed in accordance with the internal laws (and not the law of conflicts) of the State of Nevada. Borrower hereby irrevocably submits to the jurisdiction of any United States Federal or State court sitting in the State of Nevada in any action or proceeding arising out of or relating to the Loan Documents and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such court. Borrower hereby irrevocably waives, to the extent permitted by applicable law, any objection, including without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such respective jurisdictions in respect of the Loan Documents. Nothing herein shall affect the right of Lenders to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Borrower in any other jurisdiction.

Section 10.12 Indemnity by Borrower. Borrower agrees to indemnify, save and hold harmless the Administrative Agent, the Lenders, each of their respective affiliates, and their respective directors, partners, officers, members, equity holders, agents, attorneys and employees (collectively, the “Indemnitees”) from and against: (a) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee if the claim, demand, action or cause of action arises out of or relates to the relationship between Borrower, Administrative Agent and Lenders under any of the Loan Documents or the transactions contemplated thereby; (b) any and all administrative or investigative proceedings by any governmental agency or authority arising out of or related to any claim, demand, action or cause of action described in clause (a) above; and (c) any and all liabilities, losses, costs or expenses (including reasonable and documented out-of-pocket attorneys’ fees and disbursements and other professional services) that any Indemnitee suffers or incurs as a result of the assertion of any of the foregoing; provided, that no Indemnitee shall be entitled to indemnification for any loss caused by its own or its employees’ or agents’ gross negligence, bad faith or willful misconduct. Each Indemnitee is authorized to employ counsel in enforcing its rights hereunder and in defending against any claim, demand, action, cause of action or administrative or investigative proceeding covered by this section; provided, that the Indemnitees as a group shall retain only one law firm to represent them with respect to any such matter unless there is, under applicable standards of professional conduct, an actual conflict of interest on any significant issue between the positions of any two or more Indemnitees. Any obligation or liability of Borrower to any Indemnitee under this section shall be and hereby is covered and secured by the Loan Documents and shall survive the expiration or termination of this Agreement and the repayment of the Loan and the payment and performance of all other obligations owed to Lenders. To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent pursuant to this Section or Section 10.04, each Lender severally agrees to pay to the Administrative Agent such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Collateral Agent or the Arranger in its capacity as such. For purposes hereof, a Lender’s “Pro Rata Share” shall be determined based upon its share of the aggregate outstanding Loans.

Section 10.13 Further Assurances. Borrower shall, at its expense and without expense to the Administrative Agent or Lenders, do, execute and deliver such further acts and documents as the Administrative Agent from time to time reasonably require for the assuring and confirming unto the Administrative Agent and Lenders of the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document.

Section 10.14 Conflicting Provisions. The provisions of this Agreement are not intended to supersede the provisions of the other Loan Documents but shall be construed as supplemental thereto. However, in the event of any actual irreconcilable conflict between the provisions hereof and any provisions of the other Loan Documents, it is intended that the provisions of this Agreement shall control; provided, that the inclusion of provisions in such other Loan Documents which are not addressed in this Agreement shall not be deemed a conflict with this Agreement. The foregoing shall apply with respect to all Loan Documents, whether executed and delivered by Borrower or by any third party.

Section 10.15 Termination; Release. After the termination of the Note, and any other Loan Documents (other than this Agreement), and when all Obligations (other than contingent indemnity and reimbursement obligations) have been paid in full, this Agreement shall terminate, and Lenders, at the request and expense of Borrower, will execute and deliver to Borrower the proper instruments (including UCC termination statements) acknowledging the termination of this Agreement, and will duly assign, transfer and deliver to Borrower (without recourse and without any representation or warranty) such of the Collateral as may be in possession of Lenders and has not theretofore been sold or otherwise applied or released pursuant to this Agreement.

[Signature Page Follows]

27

IN WITNESS WHEREOF, the parties hereto have caused this Loan and Security Agreement to be executed as of the day and year first written above.

Borrower:	iCoreConnect, Inc.

By:
	Name:	Robert McDermott
	Title:	Chief Executive Officer
Address and Email for Notices: Attn: Robert McDermott 529 E Crown Point Road, Suite 250 Ocoee, FL 34761 Email:

Administrative Agent:	FG Financial Group, Inc.

By:
	Name:	Larry Swets
	Title:	CEO

Borrower and Administrative Agent Signature Page

28

Lender: Metrolina Capital Investors, LLC	By:
	Name:	Harry M. Tsumas
Commitment: $250,000	Title:	Member/Manager

 Lender Signature Page

29

Lender: Glenn A Wilson and Peggy M Wilson Revocable Trust	By:
	Name:	Glenn A. Wilson or Peggy M. Wilson
Commitment: $200,000	Title:	Trustee

 Lender Signature Page

30

Lender: Waverider Partners SPV I-D LLC	By:
	Name:	Wes Schrader
Commitment: $100,000	Title:	Manager

 Lender Signature Page

31

Lender: Lloyd R. Sams	By:
	Name:	Lloyd R. Sams
Commitment: $100,000	Title:	Lender

 Lender Signature Page

32

Lender: Moglia Capital, LLC	By:
	Name:	Joseph H. Moglia
Commitment: $250,000	Title:	Managing Member

 Lender Signature Page

33

Lender: Moglia Family Foundation	By:
	Name:	Joseph H. Moglia
Commitment: $250,000	Title:	Trustee

 Lender Signature Page

34

Lender: Sequoia Financial LLC	By:
	Name:	Hassan Raza Baqar
Commitment: $16,666	Title:	Managing Member

 Lender Signature Page

35

Lender: Itasca Financial LLC	By:
	Name:	Larry G. Swets, Jr.
Commitment: $16,666	Title:	Managing Member

 Lender Signature Page

36

Lender: Cerminara Capital LLC	By:
	Name:	Kyle Cerminara
Commitment: $16,666	Title:	Managing Member

 Lender Signature Page

37

Lender: Warberg WF X LP	By:
	Name:	Daniel Warsh
Commitment: $100,000	Title:	Manager

 Lender Signature Page

38

Lender: Onward Consultants, LLC	By:
	Name:	Edward F. Ruberry
Commitment: $200,000	Title:	Member

 Lender Signature Page

39

Lender: Fundamental Global Resinsurance Ltd., a Cayman Islands corporation

Commitment: $500,000	By:
	Name:	Hassan Raza Baqar
	Title:	Director

Lender Signature Page

40

EXHIBIT A

SECURED PROMISSORY NOTE

[Attached]

41

EXHIBIT B

SPECIAL PROVISIONS

SPECIAL PROVISIONS CONCERNING TRADEMARKS

Additional Representations and Warranties. Borrower represents and warrants that it, Borrower, is the true and lawful exclusive owner of the trademarks listed on Exhibit B-1 registered in the United States Patent and Trademark Office and all foreign trademark registries that Borrower now owns or uses in connection with its business (the “Marks”).  The Marks include all the trademarks and applications for trademarks within the Collateral registered in the United States Patent and Trademark Office. Borrower further warrants that it is aware of no third party claim that any aspect of Borrower’s present business operations infringes any trademark.

Future Registered Trademarks. If any trademark registration issues hereafter to Borrower as a result of any application now or hereafter pending before the United States Patent and Trademark Office, within 30 days of receipt of such certificate Borrower shall deliver a copy of such certificate, and a grant of security in such trademark, to Administrative Agent, confirming the grant thereof hereunder, the form of such confirmatory grant to be substantially the same as the form hereof, and such trademarks shall be “Marks” hereunder.

Remedies. If an Event of Default (as such term is defined in each of this Agreement and the Note) shall occur and be continuing, the Administrative Agent may, by written notice to Borrower, take any or all of the following actions: (a) declare the entire right, title and interest of Borrower in and to each of the Marks, together with all trademark rights and rights of protection to the same, vested, in which event such rights, title and interest shall immediately vest, in the Administrative Agent, in which case Borrower agrees to, upon written demand from the Administrative Agent, execute an assignment in form and substance satisfactory to the Administrative Agent of all its rights, title and interest in and to the Marks to the Administrative Agent; (b) take and use or sell the Marks and the goodwill of Borrower's business symbolized by the Marks and the right to carry on the business and use the assets of Borrower in connection with which the Marks have been used; and (c) direct Borrower to refrain, in which event Borrower shall refrain, from using the Marks in any manner whatsoever, directly or indirectly, and, if requested by the Administrative Agent, change Borrower's corporate name to eliminate therefrom any use of any Mark and execute such other and further documents that Administrative Agent may request to further confirm this and to transfer ownership of the Marks and registrations and any pending trademark application in the United States Patent and Trademark Office or applicable foreign trademark registry to Administrative Agent.

SPECIAL PROVISIONS CONCERNING PATENTS

Additional Representations and Warranties. Borrower represents and warrants that it is the true and lawful exclusive owner of all rights in the following patents [None] (the “Patents”), that the Patents constitute all the U.S. and foreign patents and applications for U.S. and foreign patents that Borrower now owns and uses in connection with its business. Borrower represents and warrants that it owns all the Patents. Borrower further warrants that it is aware of no third party claim that any aspect of Borrower's present business operations infringes any patent.

Other Patents. Within 30 days of acquisition of a U.S. patent, or of filing of an application for a U.S. patent, Borrower shall deliver to Administrative Agent a copy of said patent, with a grant of security as to such patent confirming the grant thereof hereunder, the form of such confirmatory grant to be substantially the same as the form hereof, and such patents shall be “Patents” hereunder.

Remedies. If an Event of Default (as such term is defined in each of this Agreement and the Note) shall occur and be continuing, the Administrative Agent may, by written notice to Borrower, take any or all of the following actions: (a) declare the entire right, title and interest of Borrower in each of the Patents vested, in which event such right, title and interest shall immediately vest in the Administrative Agent, in which case Borrower agrees to, upon written demand from the Administrative Agent, execute an assignment in form and substance satisfactory to the Administrative Agent of all its right, title and interest to the Patents to Lender; (b) take and practice or sell the Patents; and (c) direct Borrower to refrain, in which event Borrower shall refrain, from practicing the Patents directly or indirectly, and Borrower shall execute such other and further documents as the Administrative Agent may request further to confirm this and to transfer ownership of the Patents to the Administrative Agent.

* * * * *

42

EXHIBIT B-1

MARKS

None.

43

EXHIBIT C

COMMITMENTS

Lender	Commitment	Pro Rata Share
Fundamental Global Reinsurance Ltd.	$500,000	25.0%
Metrolina Capital Investors, LLC	$250,000	12.5%
Moglia Capital, LLC	$250,000	12.5%
Moglia Family Foundation	$250,000	12.5%
Glenn A Wilson and Peggy M Wilson Revocable Trust	$200,000	10.0%
Onward Consultants, LLC	$200,000	10.0%
Waverider Partners SPV I-D LLC	$100,000	5.0%
Lloyd R. Sams	$100,000	5.0%
Warburg WF X LP	$100,000	5.0%
Sequoia Financial LLC	$16,668	0.833%
Itasca Financial LLC	$16,666	0.833%
Cerminara Capital LLC	$16,666	0.833%

TOTAL	$2,000,000

44

EXHIBIT D

USE OF PROCEEDS

All proceeds of the Loan shall be used by Borrower solely for the following purposes, and for no other purpose without the consent of the Administrative Agent:

a. Original Issue Discount $500,000

b. New Sales Team $500,000

c. Working capital $500,000

d. Transaction expenses $200,000

e. Debt repayment $600,000, comprised of:

i. $50,000 to payoff indebtedness owing to Robert McDermott, and

ii. $550,000 to pay down indebtedness owing to Gary Boyer.

f. Dynamics launch $200,000

Loan Amount $2,500,000

45

EXHIBIT E

SENIOR DEBT SUBORDINATION AGREEMENT

[Attached]

46

EXHIBIT F

JUNIOR DEBT SUBORDINATION AGREEMENT

[Attached]

47

EXHIBIT F-1

SUBORDINATED LENDERS

•	LGH Investments LLC
•	Lucas Ventures, LLC
•	Gary Boyer
•	Steve Wubker
•	Jeffrey Stellinga
•	Robert McDermott

SUBORDINATED LENDERS REQUIRED TO EXECUTE NOTE EXTENSIONS

•	Gary Boyer
•	Steve Wubker
•	Jeffrey Stellinga

48

EXHIBIT F-2

NOTE EXTENSION

[Attached]

49

EXHIBIT G

OPTION AMENDMENT

[Attached]

50

EXHIBIT G-1

OPTION HOLDERS

•	David Fidanza
•	Murali Chakravarthi
•	Carly Camp
•	Carly Garrison
•	Chris Elley
•	Cile Spelce
•	Eric Vasquez
•	Katherine Moody
•	Sahil Munawar
•	Tracy Palmer
•	Archit Shah
•	Robert McDermott
•	Jeffrey Stellinga
•	Aaron Lindsey

51

EXHIBIT H

WARRANT AMENDMENT

[Attached]

52

EXHIBIT H-1

WARRANT HOLDERS

•	Lucas Ventures, LLC
•	Tysadco Partners LLC
•	Jefferson Street Capital LLC
•	FirstFire Global Opportunity Fund LLC
•	GS Capital LLC
•	Gary Boyer
•	Jeffrey Stellinga
•	Robert McDermott

53

EXHIBIT I

OFFICER'S CERTIFICATE

54

SUBORDINATION AGREEMENT

This Subordination Agreement (this “Agreement”) is made as of March __, 2023, between Element SaaS Finance (USA), LLC, a Delaware limited liability company, as lender under the Senior Loan Agreement referred to below (“Senior Lender”), [_________________] (“Subordinated Creditor”), and FG Financial Group, Inc., a Nevada corporation, as administrative agent for the "Junior Lenders" described below (the (“Administrative Agent”).

RECITALS

A. iCoreConnect, Inc., a Nevada corporation (“Borrower”), Administrative Agent, Subordinated Creditor (as a "Lender") and the other "Lenders" defined therein (such Lenders, including Subordinated Creditor, the “Junior Lenders”), have entered into a loan and security agreement (the “Junior Loan Agreement”).

B. Borrower has entered into a Loan and Security Agreement (the “Senior Loan Agreement”) and associated Loan Documents with Senior Lender (the “Senior Loan Documents”), which require all debt held by Subordinated Creditor to be subordinated in writing to the debt owing by Borrower to Senior Lender.

C. In order to induce the Senior Lender to make the loans, extensions of credit or other accommodations to Borrower pursuant to the Senior Loan Documents, the Subordinated Creditor is willing to subordinate all of Borrower’s indebtedness and obligations to Subordinated Creditor, whether presently existing or arising in the future (the “Subordinated Debt”) to the Senior Debt (defined below).

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1. Subordinated Creditor shall be entitled to receive (a) each regularly scheduled payment of interest and/or principal, if any, owing in connection with the Subordinated Debt, and (b) exercise its right thereunder to call each tranche of debt in accordance with the terms of the agreements evidencing the Subordinated Debt, provided that no payment of principal or interest on any Subordinated Debt shall be made by Borrower, or received by Subordinated Creditor, after (i) any default has occurred thereunder and is continuing or would exist immediately after giving effect to such payment, or (ii) notice from Senior Lender to Administrative Agent or Subordinated Creditor that a default, or any condition, event or act that with the giving of notice or the passage of time or both would constitute a default, has occurred with regard to the Senior Debt. Except as set forth in the previous sentence, neither Administrative Agent nor Subordinated Creditor will demand or receive from Borrower (and Borrower will not pay to Administrative Agent or Subordinated Creditor) all or any part of the Subordinated Debt, by way of payment, accelerated payment, prepayment, setoff, lawsuit or otherwise, nor will Administrative Agent or Subordinated Creditor commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against any Borrower, until the Senior Debt is repaid in cash in full. Borrower shall forward to Senior Lender a copy of any notice of a Subordinated Creditor's exercise of its right to call Subordinated Debt no later than 3 business days after receipt.

2. Subject to Section 1 above, all Subordinated Debt is subordinated in right of payment to all obligations of Borrower to Senior Lender now existing or hereafter arising, together with all costs of collecting such obligations (including attorneys’ fees), including, without limitation (i) all interest accruing after the commencement by or against Borrower of any bankruptcy, reorganization or similar proceeding, (ii) all obligations under the Senior Loan Documents, and (iii) any other additional or future indebtedness to Senior Lender (the “Senior Debt”).

55

3. Administrative Agent and Subordinated Creditor shall promptly deliver to Senior Lender, at the address set forth below or as otherwise directed by Senior Lender, in the form received, for application to the Senior Debt, any payment, distribution, security or proceeds received by Administrative Agent or Subordinated Creditor with respect to the Subordinated Debt in violation of this Agreement.

4. In the event of Borrower’s insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors, these provisions shall remain in full force and effect, and Senior Lender’s claims against Borrower and the estate of Borrower shall be paid in full before any payment is made to Administrative Agent or Subordinated Creditor.

5. No amendment of the documents evidencing or relating to the Subordinated Debt shall directly or indirectly modify the provisions of this Agreement in any manner which might terminate or impair the subordination of the Subordinated Debt. By way of example, such instruments shall not be amended to (i) increase the rate of interest with respect to the Subordinated Debt, or (ii) accelerate the payment of the principal or interest or any other portion of the Subordinated Debt.

6. This Agreement shall remain effective until the repayment of the Senior Debt in cash in full. If, at any time after repayment of the Senior Debt, any payments of the Senior Debt must be disgorged by Senior Lender for any reason (including, without limitation, the bankruptcy of Borrower), this Agreement and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and Subordinated Creditor shall immediately pay over to Senior Lender all payments received with respect to the Subordinated Debt to the extent that such payments would have been prohibited hereunder.

7. This Agreement shall bind any successors or assignees of Administrative Agent and Subordinated Creditor and shall benefit any successors or assigns of Senior Lender. This Agreement is solely for the benefit of Subordinated Creditor and Senior Lender and not for the benefit of Borrower or any other party. Subordinated Creditor further agrees that if Borrower is in the process of refinancing a portion of the Senior Debt with a new lender, and if Senior Lender makes a request of Subordinated Creditor, Subordinated Creditor shall agree to enter into a new subordination agreement with the new lender on substantially the terms and conditions of this Agreement.

8. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

9. This Agreement shall be construed in accordance with the internal laws (and not the law of conflicts) of the State of Delaware. Each party hereby irrevocably submits to the jurisdiction of any United States Federal or State court sitting in or serving the San Antonio, Texas, in any action or proceeding arising out of or relating to this Agreement and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such court. Each party hereby irrevocably waives, to the extent permitted by applicable law, any objection, including without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such respective jurisdictions in respect of this Agreement.

10. This Agreement represents the entire agreement with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and commitments. Neither Administrative Agent nor Subordinated Creditor is relying on any representations by Senior Lender or Borrower in entering into this Agreement, and Subordinated Creditor has kept and will continue to keep itself fully apprised of the financial and other condition of Borrower. This Agreement may be amended only by written instrument signed by Senior Lender and Subordinated Creditor.

11. In the event of any legal action to enforce the rights of a party under this Agreement, the party prevailing in such action shall be entitled, in addition to such other relief as may be granted, all reasonable costs and expenses, including reasonable attorneys’ fees, incurred in such action.

12. Each of Administrative Agent and Subordinated Creditor represents and warrants to Senior Lender that the terms and conditions of this Agreement have been authorized by all necessary action on the part of each of Administrative Agent and Subordinated Creditor, respectively, and that the individual signing on behalf of Administrative Agent and Subordinated Creditor, respectively, has all necessary approval and authority to do so.

[Balance of Page Intentionally Left Blank]

56

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

Subordinated Creditor:

[_________________]

By:
Name:
Title:

Address and Email for Notices:

Senior Lender:

Element SaaS Finance (USA), LLC, a Delaware limited liability company

By
Name:	John Gallagher
Title:	Manager

Address and Email for Notices:

122 E. Houston Street, Suite 105
San Antonio, Texas 78205
Email:

[Acknowledgement of Administrative Agent follows]

Acknowledgement of Subordination Agreement

57

The undersigned acknowledges the terms of this Agreement.

Administrative Agent:

FG Financial Group, Inc., a Nevada corporation

By:
Name:	Larry Swets
Title:	CEO

Address and Email for Notices:

Address:	104 S. Walnut Street
Unit 1A
Itasca, IL 60143

E-mail:

Acknowledgement of Subordination Agreement

58

SUBORDINATION AGREEMENT

This Subordination Agreement (this “Agreement”) is made as of March __, 2023, between FG Financial Group, Inc., a Nevada corporation, as administrative agent for the lenders set forth on Exhibit A hereto (each, a “Second Lien Lender”) from time to time party to the Loan Agreement as hereinafter defined (as more particularly defined in the Loan Agreement, “Administrative Agent”), and [_______] (“Subordinated Creditor”).

RECITALS

A. iCoreConnect, Inc., a Nevada corporation (“Borrower”), has obtained certain unsecured debt from Subordinated Creditor.

B. Borrower is entering into or has entered into that certain Loan and Security Agreement (the “Second Lien Loan Agreement”) and associated Loan Documents with the Administrative Agent and the Second Lien Lenders (the “Second Lien Loan Documents”), which require existing debt held by Subordinated Creditor to be subordinated in writing to the debt owing by Borrower to Second Lien Lenders.

C. In order to induce the Second Lien Lenders to make the loans, extensions of credit or other accommodations to Borrower pursuant to the Second Lien Loan Documents, the Subordinated Creditor is willing to subordinate all of Borrower’s indebtedness and obligations to Subordinated Creditor, whether presently existing or arising in the future (the “Subordinated Debt”) to the Second Lien Debt (defined below).

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1. Subordinated Creditor shall be entitled to receive (a) each regularly scheduled payment of interest and/or principal, if any, owing in connection with the Subordinated Debt, and (b) exercise its right thereunder to call each tranche of debt in accordance with the terms of the agreements evidencing the Subordinated Debt, provided that no payment of principal or interest on any Subordinated Debt shall be made by Borrower, or received by Subordinated Creditor, after (i) any default has occurred thereunder and is continuing or would exist immediately after giving effect to such payment, or (ii) notice from the Administrative Agent to Subordinated Creditor that a default, or any condition, event or act that with the giving of notice or the passage of time or both would constitute a default, has occurred with regard to the Second Lien Debt. Except as set forth in the previous sentence, Subordinated Creditor will not demand or receive from Borrower (and Borrower will not pay to Subordinated Creditor) all or any part of the Subordinated Debt, by way of payment, accelerated payment, prepayment, setoff, lawsuit or otherwise, nor will Subordinated Creditor commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against any Borrower, until the Second Lien Debt is repaid in cash in full. Borrower shall forward to Administrative Agent a copy of any notice of a Subordinated Creditor's exercise of its right to call Subordinated Debt no later than 3 business days after receipt.

2. Subject to Section 1 above, all Subordinated Debt is subordinated in right of payment to all obligations of Borrower to Second Lien Lenders now existing or hereafter arising, together with all costs of collecting such obligations (including attorneys’ fees), including, without limitation (i) all interest accruing after the commencement by or against Borrower of any bankruptcy, reorganization or similar proceeding, (ii) all obligations under the Second Lien Loan Documents, and (iii) any other additional or future indebtedness to Second Lien Lenders (the “Second Lien Debt”).

59

3. Subordinated Creditor shall promptly deliver to the Administrative Agent, at the address set forth below or as otherwise directed by the Administrative Agent, in the form received, for application to the Second Lien Debt, any payment, distribution, security or proceeds received by Subordinated Creditor with respect to the Subordinated Debt in violation of this Agreement.

4. In the event of Borrower’s insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors, these provisions shall remain in full force and effect, and Second Lien Lenders’ claims against Borrower and the estate of Borrower shall be paid in full before any payment is made to Subordinated Creditor.

5. No amendment of the documents evidencing or relating to the Subordinated Debt shall directly or indirectly modify the provisions of this Agreement in any manner which might terminate or impair the subordination of the Subordinated Debt. By way of example, such instruments shall not be amended to (i) increase the rate of interest with respect to the Subordinated Debt, or (ii) accelerate the payment of the principal or interest or any other portion of the Subordinated Debt.

6. This Agreement shall remain effective until the repayment of the Second Lien Debt in cash in full. If, at any time after repayment of the Second Lien Debt, any payments of the Second Lien Debt must be disgorged by Second Lien Lenders for any reason (including, without limitation, the bankruptcy of Borrower), this Agreement and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and Subordinated Creditor shall immediately pay over to Administrative Agent all payments received with respect to the Subordinated Debt to the extent that such payments would have been prohibited hereunder.

7. This Agreement shall bind any successors or assignees of Subordinated Creditor and shall benefit any successors or assigns of Administrative Agent and the Second Lien Lenders. This Agreement is solely for the benefit of Subordinated Creditor, Administrative Agent and Second Lien Lenders and not for the benefit of Borrower or any other party. Subordinated Creditor further agrees that if Borrower is in the process of refinancing a portion of the Second Lien Debt with a new lender, and if the Administrative Agent makes a request of Subordinated Creditor, Subordinated Creditor shall agree to enter into a new subordination agreement with the new lender on substantially the terms and conditions of this Agreement.

8. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

9. This Agreement shall be construed in accordance with the internal laws (and not the law of conflicts) of the State of Nevada. Each party hereby irrevocably submits to the jurisdiction of any United States Federal or State court sitting in or serving the state of Nevada, in any action or proceeding arising out of or relating to this Agreement and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such court. Each party hereby irrevocably waives, to the extent permitted by applicable law, any objection, including without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such respective jurisdictions in respect of this Agreement.

10. This Agreement represents the entire agreement with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and commitments. Subordinated Creditor is not relying on any representations by Administrative Agent, any Second Lien Lender or Borrower in entering into this Agreement, and Subordinated Creditor has kept and will continue to keep itself fully apprised of the financial and other condition of Borrower. This Agreement may be amended only by written instrument signed by the Administrative Agent and Subordinated Creditor.

11. In the event of any legal action to enforce the rights of a party under this Agreement, the party prevailing in such action shall be entitled, in addition to such other relief as may be granted, all reasonable costs and expenses, including reasonable attorneys’ fees, incurred in such action.

12. Subordinated Creditor represents and warrants to Administrative Agent and each Second Lien Lender that the terms and conditions of this Agreement have been authorized by all necessary action on the part of Subordinated Creditor, and that the individual signing on behalf of Subordinated Creditor has all necessary approval and authority to do so.

[Balance of Page Intentionally Left Blank]

60

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

Subordinated Creditor:

[_______________]

By:
Name:
Title:

Address:

E-mail:

Administrative Agent:

FG Financial Group, Inc., a Nevada corporation

By
Name:	Larry Swets
Title:	CEO

Address and Email for Notices:

Address:	104 S. Walnut Street
Unit 1A
Itasca, IL 60143

E-mail:

[Acknowledgement of Borrower follows]

Acknowledgement of Subordination Agreement

61

The undersigned acknowledges the terms of this Agreement.

iCoreConnect, Inc., a Nevada corporation

By:
Name:	Robert McDermott
Title:	CEO

Acknowledgement of Subordination Agreement

62

EXHIBIT A

SECOND LIEN LENDERS

•

Those lenders set forth in Exhibit C to that certain Loan Agreement dated March __, 2023, by and between iCoreConnect, Inc., a Nevada corporation, FG Financial Group, Inc., a Nevada corporation, as administrative agent (in such capacity and together with its successors and permitted assigns, the “Administrative Agent”), and the lenders party thereto.

63

EXTENSION AMENDMENT TO PROMISSORY NOTE

This extension amendment (“Amendment”), dated as of the date set forth below, is to that certain Promissory Note dated [___] (the “Note”), by and among iCoreConnect, Inc., a Nevada corporation (the “Company”) and the Note Holder listed on the signature page hereto (the “Note Holder”). The Company and the Note Holder are referred to collectively as the Parties and individually as a Party. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Note.

WHEREAS, the Company and Note Holder have agreed to amend the Maturity Date of the Note.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and mutual agreements herein contained, and intending to be legally bound herein, the Parties hereto agree as follows:

1. The term “Maturity Date” in the Note shall mean [________].

2. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Note, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

3. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

64

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date indicated below.

ICORECONNECT, INC.

By: ___________________________

Name:

Title:

Date: ________________________

NOTE HOLDER

Name of entity:

By:

Title:

65

AMENDMENT TO

COMMON STOCK PURCHASE WARRANT

This Amendment to Stock Purchase Warrant (the “Amendment”) of iCoreConnect, Inc., a Nevada corporation (“Company”) is entered into as of the date set forth on the signature page hereto, by and between the undersigned holder (the “Holder”) of the original Warrant as set forth on the signature page hereto (the “Warrant”). Capitalized terms used herein, but not otherwise defined shall have the meanings ascribed to them in the Warrant.

For good and valuable consideration, the receipt of which is hereby acknowledged, the Company and Holder desire to amend the Warrant in the manner set forth below:

1. Amendments.

(a) Section 1.2 of the Warrant is hereby amended to add the following:

Immediately prior to the consummation of the business combination between FG Merger Corp. (“FGMC”) and the Company pursuant to the Merger Agreement and Plan of Reorganization by and among FG Merger Corp., FG Merger Sub Inc., and iCoreConnect, Inc. dated January 5, 2023 (the “Merger Agreement”), as such agreement may be amended from time to time, without any action on behalf of the Holder, this Warrant shall automatically be exercised, in whole, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the Company Reference Share Value (as defined in the Merger Agreement) as of the Closing Date (as defined in the Merger Agreement) as determined in good faith by the Company. For the purposes of calculating the Company Reference Share Value, the number of Fully Diluted Company Shares (as defined in the Merger Agreement) shall include all shares of Company common stock underlying options and warrants outstanding prior to the automatic exercise of such securities pursuant to agreements similar to this Amendment.

(B) = the Exercise Price; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

2. Terms of Warrant. Except as explicitly amended or modified hereunder, the terms of the Warrant shall remain in full force and effect.

3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to its conflicts of law principles.

[Signature Page Follows]

66

IN WITNESS WHEREOF, the parties have executed this Amendment by their duly authorized representatives as of the date first written above.

COMPANY

iCoreConnect, Inc.

By: ___________________________

Name:

Title:

Date:__________________________

HOLDER

[INSERT]

By:___________________________

Name:______________________________

Title:

“Warrant” means:

Initial Issue Date:

Number of Warrant Shares:

Signature Page to the

Amendment to Common Stock Purchase Warrant

67

AMENDMENT TO

OPTION GRANT CERTIFICATE

This Amendment to Option Grant Certificate (the “Amendment”) of iCoreConnect, Inc., a Nevada corporation (“Company”) is entered into as of the date set forth on the signature page hereto, by and between the undersigned grantee (the “Grantee”) of the original Option Grant Certificate as set forth on the signature page hereto (the “Award”). Capitalized terms used herein, but not otherwise defined shall have the meanings ascribed to them in the Award.

For good and valuable consideration, the receipt of which is hereby acknowledged, the Company and Grantee desire to amend the Award in the manner set forth below:

1. Amendments.

(a) The Award is hereby amended to add the following:

Acceleration and Automatic Exercise. Immediately prior to the consummation of the business combination between FG Merger Corp. (“FGMC”) and the Company pursuant to the Merger Agreement and Plan of Reorganization by and among FG Merger Corp., FG Merger Sub Inc., and iCoreConnect, Inc. dated January 5, 2023 (the “Merger Agreement”), as such agreement may be amended from time to time, without any action on behalf of the Grantee, this Award shall become fully vested and automatically be exercised, in whole, at such time by means of a “cashless exercise” in which the Grantee shall be entitled to receive a number of shares of Common Stock equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the Company Reference Share Value (as defined in the Merger Agreement) as of the Closing Date (as defined in the Merger Agreement) as determined in good faith by the Company. For the purposes of calculating the Company Reference Share Value, the number of Fully Diluted Company Shares (as defined in the Merger Agreement) shall include all shares of Company common stock underlying options and warrants outstanding prior to the automatic exercise of such securities pursuant to agreements similar to this Amendment.

(B) = the Exercise Price per Share; and

(X) = the number of shares of Common Stock that would be issuable upon exercise of this Award in accordance with the terms of this Award if such exercise were by means of a cash exercise rather than a cashless exercise.

2. Terms of Award. Except as explicitly amended or modified hereunder, the terms of the Award shall remain in full force and effect.

3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to its conflicts of law principles.

[Signature Page Follows]

68

IN WITNESS WHEREOF, the parties have executed this Amendment by their duly authorized representatives as of the date first written above.

COMPANY

iCoreConnect, Inc.

By: ___________________________

Name:

Title:

Date: __________________________

GRANTEE

[INSERT]

By:___________________________

Name:______________________________

Title:

“Award” means:

Initial Issue Date:

Number of Option Shares:

Signature Page to the

Amendment to Option Grant Certificate

69